Exhibit 99.1

CONTACT:

Heather Hamel

(617) 863-5530

Investor Relations

Investor-relations@invivotherapeutics.com

InVivo Therapeutics Announces Exchange of Certain Warrants for Common Stock

- Eliminates Vast Majority of Adverse Warrants -

CAMBRIDGE, Mass. (August 10, 2017) — InVivo Therapeutics Holdings Corp. (NVIV) today announced that it had exchanged certain outstanding warrants that were issued as part of a financing in 2014 (the “2014 Warrants”) for shares of the company’s common stock.

The 2014 Warrants have anti-dilution features such that the exercise price of the warrants decreases if the company sells shares of its common stock for consideration below the exercise price of the 2014 Warrants, and upon certain other events. In addition, the number of warrants increases inversely to the exercise price decrease. These features can lead to extreme levels of dilution to existing shareholders and can be a significant barrier for potential new investors.

The company negotiated individual exchange agreements with certain of the holders of the 2014 warrants, whereby warrants representing the vast majority of the existing 2014 Warrants were exchanged for 2,021,419 new shares of common stock.  As a result of the issuance of the shares of common stock, the exercise price and number of shares subject to the remaining 2014 Warrants were adjusted.

Mark Perrin, InVivo’s Chief Executive Officer and Chairman, said, “We believe that these exchange agreements benefit our shareholders and the company by creating a substantially cleaner balance sheet for the company and removing a significant financial overhang. This puts us in a much stronger financial position as we work toward reopening enrollment in The INSPIRE Study and delivering on our mission for spinal cord injury patients.”

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries. The company was founded in 2005 with proprietary technology co-invented by Robert Langer, Sc.D., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. In 2011, the company earned the David S. Apple Award from the American Spinal Injury Association for its outstanding contribution to spinal cord injury medicine. In 2015, the company’s investigational Neuro-Spinal Scaffold™ received the 2015 Becker’s Healthcare Spine Device Award. The publicly-traded company is headquartered in Cambridge, MA. For more details, visit www.invivotherapeutics.com.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as “believe,” “anticipate,” “intend,” “estimate,” “will,” “may,” “should,” “expect,” “designed to,” “potentially,” and similar expressions, and include statements regarding the impact of the exchange agreements on the Company’s balance sheet and financial position.  Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the availability of substantial additional funding for the company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and other risks associated with the company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies identified and described in more detail in the company’s Quarterly Report of the three months ended June 30, 2017, and its other filings with the SEC, including the company’s Form 10-Qs and current reports on Form 8-K. The company does not undertake to update these forward-looking statements.

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